SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(AMENDMENT NO. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

CAVALIER HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52531	20-8429161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2808 East North Street, Ste 27 Greenville, S. C.	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 292-3208

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.	Previous Independent Registered Public Accounting Firm.

A. On April 10, 2008, the Registrant dismissed its independent registered public accounting firm, Raich Ende Malter & Co. LLP (“REMCo”).

B. The report of Most & Company, LLP, the Registrant’s previous independent registered accounting firm, which combined its practice into REMCo effective August 8, 2007, as of February 28, 2007 and for the period from February 7, 2007 (Inception) through February 28, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C. The decision to change accountants was approved by the Registrant's board of directors on April 10, 2008 and on such date Li & Company, LP (“Li”) was engaged as the Registrant's new independent registered public accountants. The Registrant did not consult Li regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

D. During the Registrant's most recent fiscal year, and during the subsequent interim period through April 10, 2008, there were no disagreements with REMCo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of REMCo, would have caused it to make reference to the matter in connection with its reports. There were no "reportable events" as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

In connection with the audit as of February 28, 2007, and for the period from February 7, 2007 (Inception) through September 30, 2007 and during the subsequent interim period through April 10, 2008, neither Most & Company, LLP nor Raich Ende Malter & Co. LLP advised us that:

internal controls necessary for us to develop reliable financial statements did not exist;

information had come to their attention that led them to no longer be able to rely on our management's representations or made them unwilling to be associated with the financial statements prepared by our management;

there was a need to expand significantly the scope of their audit, or that information had come to their attention during such time periods that if further investigated might materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statement; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report; or

information had come to their attention that they had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report.

E. The Registrant has made the contents of its Form 8-K available to REMCo and requested it to furnish a letter to the SEC as to whether REMCo agrees or disagrees with, or wishes to clarify the Company's expression of their views. However, REMCo has not provided a letter in which REMCo states whether they agree or disagree with the disclosures made in 1.A., B., D. and E. hereof.

2.	New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective April 10, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

We have requested that REMCo furnish a letter to the Securities and Exchange Commission stating whether or not REMCo agrees with the above statements. A copy of the correspondence from REMCo is filed herewith as exhibit 16.1. However, REMCo has not provided a letter in which REMCo states whether they agree or disagree with the disclosures made in 1.A., B., D. and E. hereof.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVALIER HOLDINGS, INC.
(Registrant)

Date: August 13, 2008	By:	/s/ Leo Mentzelopoulos
Leo Mentzelopoulos
President